                                                                    EXHIBIT 10.3



                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "License Agreement") is made as of the 1st day of May, 2000, by and between PULITZER INC., a Delaware corporation ("Licensor"), and ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company ("Licensee").

     WHEREAS, Licensor, Pulitzer Technologies, Inc., a Delaware corporation ("PTI"), The Herald Company, Inc., a New York corporation ("Herald"), and Licensee have entered into a Joint Venture Agreement, dated as of May 1, 2000 (the "Joint Venture Agreement"), pursuant to which Pulitzer, PTI and Herald have agreed to contribute to Licensee their respective interests in certain assets and liabilities relating to the St. Louis Post-Dispatch in exchange for equity interests in Licensee; and

     WHEREAS, the Joint Venture Agreement provides that Licensor shall grant to Licensee a license as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

     1. Grant of License. Licensor hereby grants Licensee a royalty-free license and right (which license and right shall be exclusive against all persons and entities, except for Licensor and its Affiliates, as that term is defined in the Joint Venture Agreement), to use (A)(i) the whole or any part of the name, title and masthead of the St. Louis Post-Dispatch, together with (ii) the phrase "Founded By Joseph Pulitzer, December 12, 1878" in the manner set forth in Exhibit A hereto, (iii) the names "Joseph Pulitzer", "Joseph Pulitzer", "Joseph Pulitzer" and "Michael E. Pulitzer" in the manner set forth in Exhibit B hereto and (iv) the statement of the platform of the Post-Dispatch, but only together with the bust of Joseph Pulitzer, the phrase "The Post-Dispatch Platform" and the phrase "Joseph Pulitzer, April 10, 1907" in the manner set forth in Exhibit C hereto; (B) all intangible rights and privileges of whatever kind belonging or incidental to the foregoing, including any and all copyrights and trademarks relating thereto and (C) any and all copyrights in the issues of the St. Louis Post-Dispatch published before, on or after the date hereof and the right to reprint all or any part thereof (collectively, the "Names and Other Rights").

     2. Term. The term of this License shall remain in effect for so long as and only for so long as Licensee is in existence and actively conducting the various activities of the St. Louis Post-Dispatch.

     3. Subsequent Event. If Licensor shall assign its Interest (as defined in the Operating Agreement) to Herald or its permitted successor or assignee pursuant to Section 1(a) of the Indemnity Agreement of even date herewith between Licensor and Herald, Licensor shall simultaneously assign all its right, title and interest in and to the Names and Other Rights to Herald or its permitted successor or assignee.

     4. Control by Licensor. Licensor shall maintain quality control of the manner in which the Names and Other Rights are used by Licensee. To assure Licensee's compliance with this Agreement, Licensee shall (i) provide Licensor, from time to time but not less than annually, with such samples of Licensee's use of the Names and Other Rights as Licensor shall request and (ii) promptly comply with any changes in its manner of use of the Names and Other Rights as Licensor, in writing, shall request consistent with the terms and provisions hereof.

     5. Maintenance and Renewal. Licensor shall be responsible for, and Licensee shall cooperate with and assist Licensor in, maintaining and renewing all copyright and trademark protection and registration of the Names and Other Rights.

     6. Default. If, for a period of six consecutive months, Licensee fails to use the Names and Other Rights in conducting the various activities of the St. Louis Post-Dispatch, or if Licensee becomes insolvent, or if Licensee initiates proceedings in any court under any bankruptcy, reorganization or similar law or for the appointment of a trustee or receiver of Licensee's property, or if Licensee is adjudicated a bankrupt or debtor under any bankruptcy, reorganization or similar law, or if there shall be a default in the performance of any agreement herein contained on the part of Licensee and such default remains uncured for more than 180 days after written notice of such default is given by Licensor, this License Agreement (if Licensor so elects by written notice to Licensee) shall immediately thereupon become null and void, and Licensee shall have no further right to use of the Names and Other Rights.

     7. Assignment and Sublicense. Licensee shall not, without Licensor's prior written consent, directly or indirectly, assign or sublicense its rights hereunder.

     8. Indemnification. Licensor agrees to indemnify and hold Licensee and its officers, agents and employees harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, arising out of any claim that Licensor did not have the right and power to enter into and perform this License Agreement and to license the Names and Other Rights to Licensee as provided in this License Agreement without infringing the rights of any third party. Licensee shall notify Licensor promptly of any adverse use or infringement of the use of the Names and Other Rights by any third parties and assist Licensor in all reasonable ways in the protection thereof. Subject to the first sentence of this Section 7, Licensor shall not be liable to Licensee for any loss or liability suffered by Licensee by reason of Licensee's use of the Names and Other Rights or by reason of any infringement thereof by any third parties unless caused by Licensor.

     9. Waivers. No assent, express or implied, by either party hereto, to any breach of any of the other party's covenants or agreements shall be deemed or taken to be a waiver of any succeeding breach of the same covenant or agreement.

     10. Notices. All communications and notices between the parties hereto shall be in writing and given as provided in the Joint Venture Agreement and addressed as specified therein.

     11. Law Governing. This License Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     12. Counterparts. This License Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, and any party hereto may execute this License Agreement by signing one or more counterparts hereof.


            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above written.


                                        PULITZER INC.


                                        By: /s/ Ronald H. Ridgway
                                            -------------------------------
                                            Name: Ronald H. Ridgway
                                            Title: Senior Vice President -
                                            Finance


                                        ST. LOUIS POST-DISPATCH LLC


                                        By: /s/ Robin L. Spears
                                            -------------------------------
                                            Name: Robin L. Spears
                                            Title: Vice President - Finance

                                   EXHIBIT A






                 FOUNDED BY JOSEPH PULITZER, DECEMBER 12, 1878

                            ST. LOUIS POST-DISPATCH

JOSEPH PULITZER EDITOR & PUBLISHER   ROBERT C. WOODWORTH PRESIDENT & CEO
            1878-1911
                                         TERRANCE C.Z. EGGER PUBLISHER
JOSEPH PULITZER EDITOR & PUBLISHER     MATTHEW G. KRANER GENERAL MANAGER

            1912-1955               --------------------------------------------
JOSEPH PULITZER EDITOR & PUBLISHER
            1955-1986                 RICHARD K. WEIL, JR. EXECUTIVE EDITOR
            CHAIRMAN 1979-1993
                                             ARNIE ROBBINS MANAGING EDITOR
MICHAEL E. PULITZER CHAIRMAN & CEO
            1993-1999               CHRISTINE A. BERTELSON EDITORIAL PAGE EDITOR
            CHAIRMAN 1999-
                                             VIRGIL TIPTON DEPUTY EDITOR

                                   EXHIBIT B



                 FOUNDED BY JOSEPH PULITZER, DECEMBER 12, 1878

                           ST. LOUIS POST-DISPATCH

JOSEPH PULITZER EDITOR & PUBLISHER      ROBERT C. WOODWORTH PRESIDENT & CEO

         1878-1911                            TERRANCE C.Z. EGGER, PUBLISHER

JOSEPH PULITZER EDITOR & PUBLISHER            MATTHEW G. KRANER, GENERAL MANAGER

         1912-1955

JOSEPH PULITZER, EDITOR & PUBLISHER

         1955-1986                        RICHARD K. WEIL, JR., EXECUTIVE EDITOR

         CHAIRMAN 1979-1993                   ARNIE ROBBINS, MANAGING EDITOR

MICHAEL E. PULITZER, CHAIRMAN & CEO                CHRISTINE A. BERTELSON,
                                                    EDITORIAL PAGE EDITOR
         1993-1998

         CHAIRMAN 1999 -                        VIRGIL TIPTON, DEPUTY EDITOR

                                   EXHIBIT C


================================================================================

         I KNOW THAT MY RETIREMENT WILL MAKE NO DIFFERENCE IN ITS CARDINAL PRINCIPLES. THAT IT WILL ALWAYS FIGHT FOR PROGRESS AND REFORM, NEVER TOLERATE INJUSTICE OR CORRUPTION, ALWAYS FIGHT
[PICTURE]DEMAGOGUES OF ALL PARTIES, NEVER BELONG TO ANY PARTY, ALWAYS
         OPPOSE PRIVILEGED CLASSES AND PUBLIC PLUNDERERS, NEVER LACK SYMPATHY WITH THE POOR, ALWAYS REMAIN DEVOTED TO THE PUBLIC WELFARE, NEVER BE SATISFIED WITH MERELY PRINTING NEWS, ALWAYS BE DRASTICALLY INDEPENDENT, NEVER BE AFRAID TO ATTACK WRONG,
         WHETHER BY PREDATORY PLUTOCRACY OR PREDATORY POVERTY.

         THE POST-DISPATCH PLATFORM       JOSEPH PULITZER, APRIL 10, 1907